SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2004

BioTransplant Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-28324	04-3119555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

196 Boston Avenue Suite 2800 Medford, MA		02155
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 393-8500

(Former name or former address, if changed since last report)

Item 3.                                                             Bankruptcy or Receivership

As previously reported, BioTransplant Incorporated (“BioTransplant”) and its subsidiary, Eligix, Inc. (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”). As previously reported, on November 24, 2003, the Company’s board of directors approved the liquidation of the Company’s remaining assets. On January 12, 2004, the Company filed with the Bankruptcy Court a Chapter 11 liquidating plan, a copy of which is attached hereto as Exhibit 2.1 and incorporated in it is entirety herein by reference (the “Plan”).  On April 13, 2004, the Bankruptcy Court entered an order confirming the Plan and appointed Keith Lowey as trustee (the “Plan Trustee”).  The effective date of the Plan (the “Effective Date”) occurred on April 26, 2004.

The Plan is a liquidation plan and does not contemplate the financial rehabilitation of the Debtors or the continuation of their business.  As of April 26, 2004, there were approximately 25,640,944 shares of BioTransplant common stock (the “Common Stock”) issued and outstanding.  Upon the Effective Date, all shares of Common Stock and any outstanding options and warrants to purchase Common Stock were cancelled.  BioTransplant intends to notify the Pink Sheets LLC that it is defunct and that the stock transfer books are closed as of the Effective Date, which would generally prohibit any further transfers of its shares after the Effective Date.  The holders of Common Stock will not receive any distributions under the Plan.

Substantial assets of the Debtors have been liquidated since the commencement of the Debtors’ Chapter 11 cases (the “Cases”), and the Plan contemplates that the Plan Trustee will liquidate the remaining assets (primarily intellectual property and certain equity interests).  The Plan provides for the liquidation of remaining assets to be complete and the Debtors’ bankruptcy cases to be closed within twelve months of the Effective Date.  On the Effective Date, all funds held by the Debtors were transferred to the Plan Trustee.

All funds transferred to the Plan Trustee on the Effective Date and all funds generated from the liquidation of remaining assets will be paid to creditors as set forth in the Plan.  On April 30, 2004, creditors of Eligix, Inc. were paid in full and creditors of BioTransplant received a seventy (70) percent distribution.  Creditors of BioTransplant are expected to receive an additional distribution during the twelve months following the Effective Date.

Item 7.                                                          Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 10, 2004		BIOTRANSPLANT INCORPORATED

		By:	/s/ Keith D. Lowey
Keith D. Lowey
Plan Trustee*

*  Duly authorized under Section 5 of the Chapter 11 Plan of the Registrant confirmed by Order of the United States Bankruptcy Court for the District of Massachusetts (Chapter 11 Case No. 03-11585) entered April 13, 2004.

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 2.1	First Amended Joint Chapter 11 Plan for the Debtors dated January 12, 2004
Exhibit 2.2	Order Confirming Plan dated April 13, 2004